UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 30, 1995

CYTRX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware                       0-15327         58-1642740
(State or other jurisdiction   (Commission     (IRS Employer
of incorporation)              File Number)    Identification No.)

154 Technology Parkway, Norcross, Georgia       30092
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code  (770) 368-9500

150 Technology Parkway, Norcross, Georgia  30092
(Former name or former address, if changed since last report)


Item 5 - Other Events

On October 30, 1995, CytRx Corporation announced that its Board of Directors authorized the repurchase of up to 5 million shares of CytRx common stock. Purchases may be made from time to time on the open market or in unsolicited block transactions.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				      CYTRX CORPORATION
				      (Registrant)

Date: October 30, 1995                By: /s/ Mark W. Reynolds
					  Mark W. Reynolds
					  Controller, Chief Accounting Officer